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                                                                    Exhibit 21.1


                  SUBSIDIARIES OF LASALLE RE HOLDINGS LIMITED

 . LaSalle Re Limited
 . LaSalle Re (Services) Limited
 . LaSalle Re Corporate Capital Ltd.